UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) July 20, 2005

Aflac Incorporated

(Exact name of Registrant as specified in its charter)

GEORGIA	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

     Aflac Incorporated announced on July 20, 2005, that it issued yen-denominated (Samurai) bonds totaling 40 billion yen, or approximately $360 million at the current exchange rate. These bonds pay interest semiannually at .71% and mature July 20, 2010. This issuance is only redeemable prior to maturity upon the occurrence of a tax event as specified in the bond agreement. The bonds were issued in Japan under a previously announced 100 billion yen shelf registration filed with Japanese regulatory authorities in December 2003. This issuance is the first issuance from the December 2003 shelf registration.

     Aflac anticipates that it will use the net proceeds of the yen-denominated bonds for general corporate purposes, which shall include, but shall not be limited to, repayment of debt.

     The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.

ITEM 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

	99.1 -	Press release of Aflac Incorporated dated July 20, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Aflac Incorporated

July 20, 2005	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
99.1	-	Press release of Aflac Incorporated dated July 20, 2005